DEBENTURE AND WARRANT SHARES ESCROW AGREEMENT

                  DEBENTURE AND WARRANT SHARES ESCROW AGREEMENT (this "Agreement"), dated as of May 1, 2000, by and among INVU, Inc., a Colorado corporation with its principal place of business at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, North- hampton, NNZ 3DB (the "Company"); Kaplan Gottbetter & Levenson, LLP with its principal place of business at 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); GEM Global Yield Fund Limited, a Nevis company, with its administrative office at Loughran & Co., 38 Hertford St., London W1Y 7TG ("GEM Global"); and Turbo International Ltd., a Bahamas corporation, with its administrative office at 50 Shirley Street, P.O. Box N 7755, Nassau, Bahamas ("Turbo") (each of GEM Global and Turbo is a "Purchaser and collectively the "Purchasers").

                                    Recitals

                  A. Simultaneously with the execution of this Agreement, the Purchasers and the Company entered into a Convertible Debenture Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") incorporated herein by reference, pursuant to which the Purchasers have agreed to purchase certain Debentures and Warrants (the "Debentures" and the "Warrants") of the Company.

                  B. The Escrow Agent is willing to act as escrow agent pur-suant to the terms of this Agreement with respect to the purchase of the Debentures and the Warrants.

                  C. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

                  NOW, THEREFORE, IT IS AGREED:

                  1. Procedure for Escrow. The procedure of escrow shall be governed by the provisions of Article 2 of the Debenture Purchase Agreement.

                  2. Terms of Escrow. The terms of the escrow shall be governed by Article 4 of the Purchase Agreement, Article 2 of the Warrant and Articles 4 and 5 of the Debenture.

                  3.  Duties and Obligations of the Escrow Agent.

                           (a)      The parties hereto agree that the duties and
obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence.


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                           (b)      The Escrow Agent may consult with counsel of
its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                           (c)      The Escrow Agent shall not be bound in any
way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by the Purchasers and the Company, and agreed to in writing by the Escrow Agent.

                           (d)      If the Escrow Agent shall be uncertain as to
its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all property held in escrow or to take certain action, until it shall jointly be directed otherwise in writing by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction.

                           (e)      The Escrow Agent shall be fully protected in
relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                           (f)      The Escrow Agent shall not be required to
institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

                           (g)      If the Escrow Agent at any time, in its sole
discretion, deems it necessary or advisable to relinquish custody of the Consideration, it may do so by delivering the same to any other escrow agent mutually agreeable to the Purchasers and the Company and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the Purchasers and the Company of its desire to so relinquish custody of the Consideration, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and the Company and the Purchasers shall promptly pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph
(i) below.


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                           (h)      This Agreement shall not create any
fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration.

                           (i)      The Escrow Agent represents that it is
counsel to the Purchasers. The parties agree that the Escrow Agent's engagement as provided for herein is not and shall not be objectionable for any reason.

                           (j)      Upon the performance of this Agreement, the
Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

                  4.  Indemnification.

                           (a)      The Purchasers hereby indemnify and hold
free and harmless Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                           (b)      The Company hereby indemnifies and holds
free and harmless Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchasers against Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                           (c)      The Purchasers and the Company, jointly and
severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Debentures and the Warrants, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence.

                           (d)      In the event of any legal action between the
parties to this Agreement to enforce any of its terms, the legal fees of the prevailing party shall be paid by the party(ies) who did not prevail.

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                  5.  Miscellaneous.

                           (a)   All Notice of Conversions, Objections, notices,
requests, demands and other communications hereunder shall be in writing, sent by telecopier, upon proof of sending thereof to the following addresses:

         (i)      If to the Company:                 INVU, Inc.
                                                     The Beren,
                                                     Blisworth Hill Farm
                                                     Stoke Road
                                                     Blisworth
                                                     North-hampton, NNZ 3DB
                                                     Attn: David Morgan
                                                     Tel: 011 44 1604 859893
                                                     Fax: 011 44 1604 859902

                  With copies to:                    Jenkens & Gilchrest, P.C.
                                                     1445 Ross Avenue,
                                                     Suite 3200
                                                     Dallas, TX 75202-2799
                                                     Attn: Mark D. Wigder, Esq.
                                                     Tel: (214) 855-4326
                                                     Fax: (214) 855-4300

         (ii)     If to the Purchasers:              At the fax numbers set
                                                     forth in the Purchase
                                                     Agreement.

         (iii)    If to the Escrow Agent:            Kaplan Gottbetter &
                                                     Levenson, LLP
                                                     630 Third Avenue, 5th Floor
                                                     New York, NY 10017-6705
                                                     Attn: Adam S. Gottbetter,
                                                        Esq.
                                                     Tel: 212-983-6900
                                                     Fax: 212-983-9210

or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

                           (b)      This Agreement shall be construed and
enforced in accordance with the law of the State of New York applicable to contracts entered into and performed entirely within New York.

                           (c)     This Agreement may be executed in two or more
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is


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delivered by facsimile  transmission,  such  signature  shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                           (d)      This Agreement shall be binding upon and
inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  6. Termination of Escrow. This Escrow Agreement shall begin upon the date hereof and shall terminate upon the earlier of (i) the conversion of the full amount of the Debentures; (ii) the Expiration Date of the Warrants; or (iii) the Maturity Date of the Debentures. Upon the termination of the Escrow Agreement, the Escrow Agent shall return any unconverted Debenture Escrow Shares to the Company.

                           [ SIGNATURE PAGE FOLLOWS ]



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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be signed the day and year first above written.

Escrow Agent:                               The Company:

KAPLAN GOTTBETTER &                         INVU, INC.
    LEVENSON, LLP



By:                                         By:
    ---------------------------                   ------------------------------
    Name:                                         Name:
    Title:                                        Title:


                                            Purchasers:

                                            GEM GLOBAL YIELD FUND LIMITED



                                            By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                            TURBO INTERNATIONAL LTD.



                                            By:
                                                  ------------------------------
                                            Name:
                                            Title:




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